EXHIBIT 23.3
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[FINPRO LOGO]                                    26 Church Street - P.O. Box 323
                                                        Liberty Corner, NJ 07938
                                           (908) 604-9336 - (908) 694-5951 (FAX)






November 24, 1997


Board of Directors
Stanton Federal Savings Bank
900 Saxonburg Boulevard
Pittsburgh, Pennsylvania  15223


Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro") in the Form AC Application for Conversion of Stanton Federal Savings Bank, Pittsburgh, Pennsylvania, and any amendments thereto, in the Form SB-2 Registration Statement of SFSB Holding Company and any amendments thereto, and in the Application H-(e)l-S for SFSB Holding Company. We also hereby consent to the use of our firm's name and the inclusion of, summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of SFSB Holding Company.


                                    Very Truly Yours,


                                    /s/Donald J. Musso
                                    Donald J. Musso

Liberty Corner, New Jersey
November 24, 1997